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Exhibit 22. Subsidiaries of the Registrant


                                                STATE OF
        SUBSIDIARY                           INCORPORATION

GASWAY INC.                                     New York

GETTY TERMINALS CORP.                           New York

KINGSTON OIL SUPPLY CORP.                       New York

PT PETRO CORP.                                  New York